UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under to §240.14a-12

Angel Oak Financial Strategies Income Term Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 3, 2025, Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) (the “Fund”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on September 3, 2025, the Fund issued an investor presentation, a copy of which is attached hereto as Exhibit 2.

Exhibit 1

Angel Oak Financial Strategies Income Term Trust Files Presentation
Showcasing the New Investment Advisory Agreement

Underscores That the New Agreement Continues the Strategy, Management,
and Competitive Fee Structure of the Existing Agreement

Highlights That the New Agreement Enables the Fund to Leverage
Brookfield’s Global Scale and Resources and Deliver Enhanced Value for All Shareholders

Encourages Shareholders to Vote “FOR” All Ballot Items

Atlanta, GA – September 3, 2025 – Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) (the “Fund”) announces that it has filed an investor presentation with the U.S. Securities and Exchange Commission in connection with the Fund’s Special Meeting of Shareholders (the “Special Meeting”) to be held on September 26, 2025.

The Fund’s Board of Trustees (the “Board”) recommends that shareholders vote “FOR” the approval of the Fund’s new investment advisory agreement (the “New Agreement”), which is substantially identical to the current investment advisory agreement.

Key Points of the Presentation:

•         The New Agreement will ensure continuity of the Fund’s operations, investment strategy, and management team.

o    There will be no material changes to the day-to-day management and operations of the Fund.

o    There will be no increase in fees.

o    There will be no changes to the portfolio managers of the Fund.

o    There will be no changes to shareholders’ daily experience in dealing with the Fund.

•         Shareholders are expected to benefit from the combination of Brookfield Asset Management Ltd.’s (“Brookfield”) scale and Angel Oak Capital Advisors, LLC’s (the “Adviser”) specialization in high-yield, investment-grade opportunities in the community banking sector.

o	While the Adviser will continue to operate independently under its existing leadership and investment processes, Brookfield’s scale and financial strength are expected to enhance the Adviser’s resources.
o	The New Agreement is expected to deliver benefits to all shareholders through the Adviser’s improved market access, balance sheet support, and potential synergies and collaboration between the Adviser and Brookfield.

•         Shareholder approval of the New Agreement is essential to the Fund’s efforts to help investors achieve their long-term financial goals.

o	As of August 31, 2025, the Fund has outperformed its benchmark – the Bloomberg U.S. Aggregate Bond Index – over the 1-, 3-, and 5-year periods, as well as year to date and since inception.[1]
o	An investment at the Fund’s initial net asset value (“NAV”) of $20 per share is now worth $24.07, including return of capital, compared to the benchmark’s value of $21.54.[2]
o	The Board has taken steps to improve the Fund’s trading discount to NAV, including increasing the distribution rate and growing the Fund to increase liquidity and trading volumes – as a result, the discount has narrowed to 3.9% as of August 31, 2025, which is one of the best in the Fund’s peer group.[3]
o	The Fund intends to maintain its level distribution policy at the new, higher distribution rate announced for August 2025.

[1]	Source: Total return is based on market price and is from Bloomberg. Figures are cumulative.
[2]	Source: Total return is based on NAV and is from Morningstar. Morningstar’s calculation divides the change in the Fund’s NAV, assuming the reinvestment of all income and capital gains distributions (on the actual reinvestment date used by the Fund) during the period, by the initial NAV. Data as of 8/31/2025.
[3]	Source: Bloomberg and Fund filings. Data as of 8/31/2025.

•         The Board is committed to acting in the best interest of all shareholders.

o	A majority of the Board is independent from the Adviser, empowering the Board to provide objective oversight of management.
▪	Current interested trustee Clayton Triick will resign from the Board before the Brookfield transaction closes, which will further strengthen the Board’s independence from the Adviser.
o	The Board unanimously approved the New Agreement, and prior to voting on the New Agreement, the independent trustees reviewed it with independent legal counsel.
o	The Board values investor feedback and is dedicated to continuing open engagement with all shareholders.

HOW TO VOTE

Shareholders of record as of August 20, 2025, are entitled to vote at the Special Meeting. The Board recommends that shareholders vote “FOR” Proposal 1, which is the proposal to approve the New Agreement, and vote “FOR” Proposal 2, which is the proposal to approve any adjournments of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. Shareholders should promptly vote their shares “FOR” both proposals by following the instructions provided in their proxy materials, whether by internet, telephone, or mail.

If you have any questions or need assistance voting your shares, please contact the Fund’s proxy solicitor, EQ Fund Solutions, LLC, at 800-581-3783.

ABOUT FINS

Led by Angel Oak’s experienced financial services team, the Fund invests predominantly in U.S. financial sector debt as well as selective opportunities across financial sector preferred and common equity. Under normal circumstances, the Fund will invest at least 50% of the Fund’s portfolio in debt investments rated investment grade by nationally recognized statistical rating organizations, or if unrated, judged by Angel Oak to be of investment grade quality.

ABOUT ANGEL OAK CAPITAL ADVISORS, LLC

Angel Oak is an investment management firm focused on providing compelling fixed-income investment solutions to its clients. Backed by a value-driven approach, Angel Oak seeks to deliver attractive, risk-adjusted returns through a combination of stable current income and price appreciation. Its experienced investment team seeks the best opportunities in fixed income, with a specialization in mortgage-backed securities and other areas of structured credit.

On April 1, 2025, Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent of the Adviser, announced that it signed a definitive agreement pursuant to which Brookfield will acquire a majority interest in Angel Oak Companies, LP and its subsidiaries, including the Adviser (the “Transaction”). The closing of the Transaction is expected to be completed by September 30, 2025. The Transaction is not expected to result in any material change in the day-to-day management and operations of the Fund or any increase in fees. However, the closing of the Transaction is subject to certain conditions, and there can be no assurance that the Transaction will be completed as planned, or that the necessary conditions will be satisfied. If successful, the closing of the Transaction would be deemed to be a change of “control” of Angel Oak Companies, LP and its subsidiaries (collectively, the “Angel Oak Companies”) under the Investment Company Act of 1940, and deemed an “assignment” of the Fund’s investment advisory agreement (the “Existing Advisory Agreement”), which would result in the automatic termination of the Existing Advisory Agreement. However, following the closing of the Transaction, the existing management team of the Angel Oak Companies will continue to independently manage the day-to-day business of the Angel Oak Companies and the Adviser, and will control the boards of directors of the Angel Oak Companies.

Information regarding the Fund and the Adviser can be found at www.angeloakcapital.com.

Past performance is neither indicative nor a guarantee of future results. Investors should carefully consider the Fund’s investment objective and policies, risk considerations, charges and ongoing expenses of an investment before investing. For more information, please contact your investment representative or EQ Fund Solutions, LLC, the Fund’s proxy solicitor, at 800-581-3783.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this release constitute forward-looking statements. Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “continue,” “plan,” and similar terms and the negative of such terms. These statements involve known and unknown risks, uncertainties and other factors that may cause the Fund’s actual results or level of performance to be materially different from any future results or level of performance expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors that could materially affect the Fund’s actual results include, among others, the performance of the portfolio of securities the Fund holds, the price at which the Fund’s securities trade in the public markets and other factors discussed in the Fund’s periodic filings with the U.S. Securities and Exchange Commission. As a result of these and other factors, the Fund cannot give you any assurances as to its future results or level of performance, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements. Although the expectations expressed in the forward-looking statements are believed to be reasonable, actual results could differ materially from those projected or assumed in the forward-looking statements. Except for ongoing obligations under the federal securities laws, the Fund does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements made in this release.

Contacts

Media:
Trevor Davis, Gregory FCA for Angel Oak Capital Advisors
443-248-0359
trevor@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate IR Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com

Exhibit 2

Angel Oak
CAPITAL ADVISORS

Angel Oak Financial Strategies Income Term Trust (FINS)

Institutional Shareholder Services Presentation
September 3, 2025

Legal Disclaimers

Past performance is not a guarantee of future results.

Current performance may be lower or higher than the performance data quoted. The investment return and principal value of an investment in Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) ("FINS" or the "Fund") will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost.

The information included in this presentation (this "Presentation") does not represent an offer to sell securities of the Fund nor is it soliciting an offer to buy securities of the Fund. There can be no assurance that the Fund will achieve its investment objective. The value of the Fund will fluctuate with the value of the underlying securities. Historically, closed-end funds often trade at a discount to their net asset value. Both the net asset value and the market value of shares of the Fund may be subject to higher volatility and a decline in value.

Investing involves risk; principal loss is possible. An investment in the Fund includes, but is not limited to, risks and considerations related to: banks and diversified financial companies, business development companies, closed-end funds, conflicts of interest, convertible securities, credit, derivatives, distributions, equity, extensions, fixed income instruments, floating or variable rate securities, foreign securities, high-yield securities, illiquid securities, industry concentration, interest rate, large investors, leverage, limited investment opportunities, limited term, liquidity and valuation, management, market, market discounts, maturity and duration, portfolio turnover, prepayments, rating agencies, real estate investment trusts, registered investment companies, regulatory and legal, repurchase agreements, reverse repurchase agreements, senior debt, subordinated debt, preferred securities of banks and diversified financial companies, structured products, trust preferred securities, uncertain tax treatment, unrated securities, U.S. government securities, and other risks. For more information on these risks and other risks of the Fund, please see the Fund's annual report to shareholders.

Please consider carefully the Fund's investment objectives, risks and charges and expenses of the Fund before investing. The Fund may seek to enhance the level of the Fund's current income and capital appreciation potential through the use of leverage. Certain risks are associated with the use of leverage.

Cautionary Note Regarding Forward-Looking Statements

Angel Oak Capital Advisors, LLC

2

Details of the Special Meeting

Angel Oak Financial Strategies Income Term Trust (NYSE: FINS)	
Investment Adviser	Angel Oak Capital Advisors, LLC ("Angel Oak" or the "Adviser")
Record Date	August 20, 2025
Meeting Date	September 26, 2025
Proposal 1	To approve a New Investment Advisory Agreement between the Fund and the Adviser
Proposal 2	To approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve Proposal 1 or to establish a quorum

Angel Oak Capital Advisors, LLC
3

Key Facts

Angel Oak Financial Strategies Income Term Trust (as of August 31, 2025)	
Morningstar Rating (as of July 31, 2025)	★★★★★
Net Assets	$464 million
Managed Assets	$580 million
Leverage Ratio	20.8%
Shares Outstanding	33,416,851
Average Daily Volume	59,053
Discount	3.9%
Fees	1.0%

At the Board's request, the Adviser agreed to voluntarily waive 0.35% of the Fund's management fee paid by the Fund from June 1, 2025, to November 30, 2025.[1] The Board's intent in seeking the fee waiver, following months of deliberation regarding the May 2025 rights offering, was to align the Adviser's interests with shareholders' by sharing expenses.

Additionally, the total annual fund operating expenses are limited to 0.25% of the Fund's managed assets through May 31, 2026 (the "Limitation Period"), subject to certain conditions and exclusions as described further in the Fund's definitive proxy statement filed with the SEC on August 25, 2025. The Limitation Period is expected to be extended through September 30, 2027, if the New Investment Advisory Agreement is approved by shareholders and the transaction closes on or before September 30, 2025.

[1] The Fund's Prospectus Supplement filed with the U.S. Securities and Exchange Commission on 4/21/2025.

Angel Oak Capital Advisors, LLC 4

Performance

The Fund has outperformed its benchmark index and peers over all relevant periods.

- The Fund uses the Bloomberg U.S. Aggregate Bond Index as its benchmark because the SEC requires an "appropriate broad-based securities market index" for funds governed by the Investment Company Act of 1940
- The Board compares the Fund's performance against peers identified by an independent third party, FUSE Research[1]
- The Adviser compares the Fund's performance against peers identified by UBS[2]

Total Return as of August 31, 2025[3]	Year-to-Date	1-Year	3-Year	5-Year
FINS	**12.20%**	**14.90%**	**25.59%**	**27.33%**
Bloomberg U.S. Aggregate Bond Index	4.99%	3.14%	9.34%	-3.33%
FUSE Research Recommended Peer Median	4.67%	0.96%	14.47%	-0.45%
UBS Recommended Peer Median	9.91%	7.15%	27.97%	17.16%

Relative Performance (in percentage points)	Year-to-Date	1-Year	3-Year	5-Year
FINS vs. Bloomberg U.S. Aggregate Bond Index	**+7.2**	**+11.8**	**+16.3**	**+30.7**
FINS vs. FUSE Recommended Peer Median	**+7.5**	**+13.9**	**+11.1**	**+27.8**
FINS vs. UBS Recommended Peer Median	**+2.3**	**+7.8**	**-2.4**	**+10.2**

[1] Peers identified by FUSE Research are BlackRock Core Bond (BHK), Invesco Bond Fund (VBF), JH Income Securities (JHS), Western Asset IG Opp (IGI), Western Asset Inv Grade Income Fund Inc (PAI), and Western Asset Premier Bond (WEA).
[2] Peers identified by UBS are BlackRock Credit Allocation Inc (BTZ), JH Income Securities (JHS), Nuveen Core Plus Impact Fund (NPCT), and Western Asset Premier Bond (WEA).
[3] Source: Total return is based on market price and is from Bloomberg. Figures are cumulative.

5

NAV Return

$25
$24
$23
$22
$21
$20
$19
$18
May-19
Jul-19
Sep-19
Nov-19
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Jan-23
Mar-23
May-23
Jul-23
Sep-23
Nov-23
Jan-24
Mar-24
May-24
Jul-24
Sep-24
Nov-24
Jan-25
Mar-25
May-25
Jul-25
Angel Oak Financial Strategies Income Term Trust
Bloomberg US Aggregate Bond Index

Angel Oak Capital Advisors, LLC
6

Distributions

+15%
+6%
$0.12
$0.11
$0.10
$0.09
$0.08
$0.07
$0.06
$0.05
$0.04
$0.03
$0.02
$0.01
$0.00
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
Dec-23
Feb-24
Apr-24
Jun-24
Aug-24
Oct-24
Dec-24
Feb-25
Apr-25
Jun-25
Aug-25
ROC
Income
Avg. ROC

- **The Board increased the Fund's distribution rate by 15% in September 2023 and another 6% in August 2025**
- **The Fund's distribution rate ranks #1 among the FUSE Research peer group and #2 among the UBS peer group as of August 31, 2025[1]**
- The Fund's distribution rate is 10.4% as of August 31, 2025[2]
- The Fund has distributed $7.77 per share to shareholders since inception through August 2025, including $3.12 per share in a return of capital
- The Fund is continuing to deliver shareholder value through strong distributions

[1] Peers identified by FUSE Research are BlackRock Core Bond (BHK), Invesco Bond Fund (VBF), JH Income Securities (JHS), Western Asset IG Opp (IGI), Western Asset Inv Grade Income Fund Inc (PAI), and Western Asset Premier Bond (WEA). Peers identified by UBS are BlackRock Credit Allocation Inc (BTZ), JH Income Securities (JHS), Nuveen Core Plus Impact Fund (NPCT), and Western Asset Premier Bond (WEA).
[2] Distribution is calculated as annualized monthly distribution divided by current share price.

Angel Oak Capital Advisors, LLC
7

Discount

FINS vs. Peer Medians Discount Since FINS Inception
Covid-19 Pandemic
Rights Offering
Dividend Increase
Rights Offering
Dividend Increase
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
-30.0%
-35.0%
Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 Feb-21 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Aug-22 Oct-22 Dec-22 Feb-23 Apr-23 Jun-23 Aug-23 Oct-23 Dec-23 Feb-24 Apr-24 Jun-24 Aug-24 Oct-24 Dec-24 Feb-25 Apr-25 Jun-25 Aug-25
FINS
FUSE Research Recommended Peer Median
UBS Recommended Peer Median

- **The Board's actions have helped** to narrow the Fund's trading discount since September 2023
- The Board increased the monthly distribution from $0.109 to $0.115 per share for the month of August 2025 and intends to maintain its level distribution policy at the new, higher distribution rate
- **The Fund's discount has narrowed to less than 4%, in line with its peer median, following one of the largest improvements in its peer group over the past year**
- Like many closed-end funds, the Fund's trading discount widened as a result of, amongst other things, the Covid-19 pandemic and rising interest rates from 2022 to 2023
- **A recently completed, over-subscribed rights offering for the Fund's shares increased the size of the Fund by one third, resulting in an increase in the public float and trading volumes, while also contributing to the discount improvement**

Source: Bloomberg, Morningstar, FactSet, Fund filings and UBS. Data is from 6/5/2019 through 9/1/2025. Peers identified by FUSE Research are BlackRock Core Bond (BHK), Invesco Bond Fund (VBF), JH Income Securities (JHS), Western Asset IG Opp (IGI), Western Asset Inv Grade Income Fund Inc (PAI), and Western Asset Premier Bond (WEA). Peers identified by UBS are BlackRock Credit Allocation Inc (BTZ), JH Income Securities (JHS), Nuveen Core Plus Impact Fund (NPCT), and Western Asset Premier Bond (WEA).

Angel Oak Capital Advisors, LLC
8

The Board's Evaluation of Angel Oak

The Board thoroughly reviewed the New Investment Advisory Agreement and compared the Adviser's performance to that of a competitor group selected by an independent third party, FUSE Research. During its review, the Board considered the:[1]

- Nature, extent and quality of the advisory services to be provided
- Investment performance of the Fund, cost of advisory services provided, and the level of profitability
- Extent to which economies of scale may be realized as the Fund grows and whether the advisory fee reflects possible economies of scale
- Angel Oak's commitment to the Fund, dedication of resources, fee waivers, and portfolio management capabilities

Annual 15(c) Process

Advisory Agreements **must be approved at an in-person meeting** of the Board by a majority of the Board and **a majority of the independent trustees**

Angel Oak completes questionnaire from the independent trustees' legal counsel, including information about past performance, future outlook, Fund fees and expenses, financial stability of the Adviser, portfolio managers and key personnel, compliance policies and procedures, etc.

The Board receives a report from an independent third party, FUSE Research Network, **comparing the Fund's performance, fees, and expenses to a peer group of competitor funds chosen by Fuse**[2]

The independent trustees' legal counsel advises the Board on its responsibilities under **Section 15 of the Investment Company Act of 1940**

Angel Oak presents questionnaire responses and supporting materials to the Board regarding the information it provided to legal counsel

The Board meets in executive session with legal counsel prior to approval and will have also **met throughout the year with the Fund's auditor**

[1] For additional information regarding the Board's review, please see the Fund's definitive proxy statement filed with the SEC on 8/25/2025.

[2] Peers identified by FUSE Research are BlackRock Core Bond (BHK), Invesco Bond Fund (VBF), JH Income Securities (JHS), Western Asset IG Opp (IGI), Western Asset Inv Grade Income Fund Inc (PAI), and Western Asset Premier Bond (WEA).

Angel Oak Capital Advisors, LLC

9

The Board Urges Shareholders to Vote "**FOR**" the Approval of the New Investment Advisory Agreement

Why We Are Here

The New Investment Advisory Agreement

- The new agreement is **substantially identical** to the existing agreement and **will not result in any material changes to the Fund's investment strategy, management team, or the economics of the agreement**
- Shareholder approval of the new agreement is required **because Brookfield Asset Management Ltd. ("Brookfield") is acquiring a 51% stake in Angel Oak Companies, LP**, the ultimate parent of the Adviser – the transaction is expected to close by September 30, 2025
- The Investment Company Act of 1940 requires shareholder approval of a new investment advisory agreement when there is a new majority investor

Approving the New Agreement Is in Shareholders' Best Interest

- **FINS has consistently outperformed its benchmark and its peer funds**
- **The Fund's distributions are best-in-class, and its expense ratio is on par with peers**
- **The Board and management remain committed to enhancing shareholder value and reducing the Fund's discount to NAV,** as evidenced by their previous initiatives:

Senior note issuance to lock in fixed-rate leverage	**Fund distribution rate increased by 15% in September 2023 and another 6% in August 2025**	**Two closed-end fund acquisitions to improve scale and trading liquidity**
Management fee reduction from June 1, 2025, through November 30, 2025	**An anticipated extension of the current operating expense limit through September 30, 2027[1]**	**Rights offering in May 2025 that was over-subscribed, primarily by existing shareholders**

[1] Subject to certain conditions and exclusions as described further in the Fund's definitive proxy statement filed with the SEC on 8/25/2025.

Angel Oak Capital Advisors, LLC 11

Why Shareholders Should Vote FOR the New Agreement

The Board unanimously recommends that shareholders vote "FOR" approval of the new advisory agreement.

- Brookfield is a leading investment management firm with global reach and deep institutional relationships
- The combination of Brookfield's scale and Angel Oak's specialized focus on high-yield, investment-grade opportunities in the community banking sector is expected to deliver significant value to shareholders

Failure to approve the new agreement would be costly, disruptive, and may impact FINS's financial performance

- Approval of the new agreement is needed to ensure uninterrupted execution of the Fund's investment strategy after the transaction with Brookfield closes in September
- If shareholders do not approve the new agreement, Angel Oak will only be permitted to manage the Fund for a maximum of 150 days under an interim investment advisory agreement. During that time, the Fund may need to solicit votes again. As a result, this delay and additional solicitation would generate unnecessary costs
- If shareholders do not approve the new agreement by the end of the 150-day period, the Fund's financial performance may be negatively affected

No "unfair burden" will be imposed on shareholders as a result of this transaction

- The previously negotiated reduced management fee will remain unchanged following the close of the transaction through at least November 30, 2025, and the contractual management fee will remain the same
- The operating expense limitation is expected to remain in place through September 30, 2027 if the new investment advisory agreement is approved by shareholders and the transaction closes on or before September 30, 2025[1]

[1] Subject to certain conditions and exclusions as described further in the Fund's definitive proxy statement filed with the SEC on 8/25/2025.

Angel Oak Capital Advisors, LLC 12

Response to Trevor Montano's SEC Filings

The Board of Trustees has concluded that Mr. Montano's recommendation to vote against the approval of the new investment advisory agreement is NOT in shareholders' best interests.

- In previous communications with the Fund's Adviser and Chairman of the Board, Mr. Montano did not express any concern regarding the investment advisory agreement
- In fact, Mr. Montano contacted the Fund to express his congratulations after the transaction with Brookfield was announced – he did not indicate any reservations about the transaction
- Mr. Montano's recommendation against Proposal 1 seems to be opportunistic and not in the interests of the Fund or its shareholders
- If shareholders do not approve the new agreement, the Fund may need to solicit votes again and generate unnecessary costs. Furthermore, the Fund's financial performance may be negatively affected
- Mr. Montano does not acknowledge the lengthy and costly process involved in transitioning to a new adviser
- Despite Mr. Montano's assertions regarding the Fund's performance:
  - **Morningstar Rating**: The Fund is currently rated five stars by Morningstar, which is the highest ranking Morningstar provides
  - **Total Return**: The Fund's total return (both market price and NAV) has outperformed the Bloomberg U.S. Aggregate Bond Index, the Fund's broad-based securities market index
  - **Value of Initial Investment**: An investment at the Fund's initial NAV per share of $20 would be worth $24.07 today, including return of capital[1]

[1] Source: Morningstar. Data as of 8/31/2025.

Angel Oak Capital Advisors, LLC 13

Mr. Montano's Apparent Attempt to Mislead Shareholders

We believe that Mr. Montano's various public statements appear intended to mislead shareholders, are at times factually inaccurate, and selectively omit material information.[1] The most glaring examples include:

- Asserting that the change in share price from $20 at the IPO to the current price is indicative of poor financial performance – the Board recommends that shareholders consider the Fund's **total return** to shareholders
  - Since inception, the Fund has distributed $7.77 per share and generated a **16.2% total return** for shareholders[2]
- Misrepresenting the results of the 2025 Annual Meeting, claiming that shareholders "voted down" the investment advisory agreement when, in fact, **63.5% – a significant majority – of the votes were cast in favor of approval**
  - The approval threshold is two-thirds of votes cast – it is misleading to assert that receiving an insufficient number of votes is equivalent to shareholders "voting down" the proposed agreement
  - The required vote was not obtained at the 2025 Annual Meeting due in part to the proxy contest and a technicality caused by Mr. Montano not sending proxy materials to all shareholders that allowed brokers for certain shareholders to cast votes on discretionary matters at the meeting, but not on the proposal to approve the new investment advisory agreement, which has the same effect as voting against that proposal
- Believing that the Fund's leverage is excessive when, in fact, FINS's leverage is accretive to returns – the all-in cost of leverage is 3.55%, which compares favorably to the portfolio's average coupon of 6.51% as of June 30, 2025.
- Reporting that the Board did not perform a "market check" to identify whether the Adviser's fees are competitive when, in fact, the Board compared the Fund's performance and fees against a cohort of peers selected by an independent third party, FUSE Research, prior to recommending shareholders vote for the new investment advisory agreement and on an annual basis
- Mischaracterizing "net increase (decrease) in net assets resulting from operations" as net income, which effectively treats unrealized losses from 2023's regional banking crisis as if they are realized. In fact, prices have been improving in community bank bonds as the primary market has re-emerged and spreads have normalized.
- Mr. Montano's suggested peer comparisons are all preferred equity funds – not fixed income funds, and thus, not appropriate peers for the Fund.

[1] Mr. Montano's definitive proxy statement for the 2025 Annual Meeting, preliminary proxy statement for the 2025 Special Meeting, and press release dated 8/26/2025.
[2] Source: Total return is based on market price and is from Bloomberg. Data as of 8/31/2025.

Angel Oak Capital Advisors, LLC 14

The Board Is Committed to Acting in Shareholders' Best Interests

The Board values the feedback of its shareholders and is committed to continuing open engagement with FINS's owners.

- **Our trustees bring significant experience as independent trustees of other investment funds**, providing them with a robust understanding of governance standards in the closed-end fund industry
- **A majority of our Board is independent from FINS's investment adviser and Brookfield**, empowering the Board to provide effective oversight of management
  - The independent trustees engaged independent legal counsel with whom they reviewed the New Investment Advisory Agreement before voting to approve it
  - A current interested trustee, Clayton Triick, will resign from the Board – upon his resignation, 80% of the Board's trustees will be independent from the Adviser and Brookfield
- **Two independent trustees, Alvin Albe, Jr. and Andrea Mullins, have recently increased their personal ownership of the Fund, demonstrating alignment with FINS shareholders**
- Prior to 2023, our Board nominees had received over 90% of shareholder votes in favor of their reelection
  - We believe the recent decline in support is attributable to a single investor, with whom the Board continues to engage, that routinely votes against incumbent nominees
  - Feedback the Fund has received from long-term shareholders does not indicate dissatisfaction with the Board
  - The incumbent trustees received a plurality and majority of the votes cast at the 2025 Annual Meeting
- **Following the results of the 2025 Annual Meeting on June 26, 2025, the Board is carefully and deliberatively exploring additional opportunities to enhance Fund governance and shareholder engagement**

Angel Oak Capital Advisors, LLC 15

How to Vote

Shareholders of record as of August 20, 2025, are entitled to vote at the Special Meeting. Votes should be delivered no later than 11:59pm ET on September 25, 2025.

Angel Oak Capital Advisors, LLC 16

Angel Oak
CAPITAL ADVISORS

Angel Oak Capital Advisors, LLC is located in Atlanta, GA, New York, NY, and Seattle, WA. To learn more about the Angel Oak Funds, speak with a member of the investment team, receive monthly investor updates, or schedule a face-to-face meeting, please contact Angel Oak Capital Advisors, LLC at:

ATLANTA OFFICE

Angel Oak Capital Advisors, LLC
3344 Peachtree RD NE, Suite 1725
Atlanta, GA 30326

Toll Free: 888.685.2915
info@angeloakcapital.com

NEW YORK OFFICE

Angel Oak Capital Advisors, LLC
145 West 57th Street, 19th Floor
New York, NY 10019

Direct: 646.798.8827
info@angeloakcapital.com

SEATTLE OFFICE

Angel Oak Capital Advisors, LLC
7853 SE 27th Street, Suite E284
Mercer Island, WA 98040

Toll Free: 888.685.2915
info@angeloakcapital.com

©2025 Angel Oak Capital Advisors, LLC, which is the adviser to the Angel Oak Funds.

Angel Oak Capital Advisors, LLC 17